UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

ANDREA ELECTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York

    1-4324

   11-0482020

(State or other Jurisdiction of

(Commission

(IRS Employer

incorporation or organization)

File Number)

Identification No.)

65 Orville Drive, Bohemia, New York 11716

(Address of principal executive offices)

 (631) 719-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2014, Andrea Electronics Corporation (the “Company”) entered into an employment agreement with Douglas J. Andrea, Chairman of the Board, President and Chief Executive Officer of the Company (the “Agreement”).  The Agreement replaces Mr. Andrea’s employment agreement with the Company which expired in accordance with its terms.  The original term of the Agreement is three years, however, on August 1st of each year commencing in 2015, the Company may extend the term of the Agreement for an additional year. Pursuant to the Agreement, Mr. Andrea will receive an annual base salary of $300,000.

In addition to the base salary, the Agreement provides for quarterly and annual cash performance bonuses as follows:

•

a quarterly bonus equal to 5% of the Company’s net after tax quarterly earnings,  subject to a maximum bonus of up to $12,500 per quarter; and

•

an annual bonus equal to the sum of (i) 9% of the Company’s annual pre-bonus adjusted net after tax earnings in excess of $300,000 on pre-bonus adjusted net after tax earnings of up to $3,000,000 and (ii) 3% of the Company’s annual pre-bonus adjusted net after tax earnings in excess of $3,000,000.

All bonus determinations will be made in the sole discretion of the Company.

In addition to cash incentives, the Agreement provides for stock option grants to purchase 1,000,000 shares of Company stock in two separate awards. An option grant for 500,000 shares was made on September 2, 2014 and the Company will consider a subsequent option grant for 500,000 shares in September 2015.   All stock option grants will vest ratably over a 3-year period commencing on the first anniversary date of the date of grant.

If a change in control, as defined in the Agreement, occurs during the term of the Agreement and subsequent termination of Mr. Andrea’s employment  within two years thereafter, Mr. Andrea will be entitled to a severance payment equal to:

•

three times Mr. Andrea’s base salary as of his termination date and the three year average of the cash incentive compensation paid or accrued on Mr. Andrea’s behalf as of his termination date; and

•

continued health and medical insurance coverage for a period of three years following Mr. Andrea’s termination of employment substantially equivalent to the coverage maintained by the Company for Mr. Andrea prior to his termination of employment.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibit 10.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01

Financial Statements and Other Exhibits

      (d)

Exhibits

Number

Description

10.1

Executive Employment Agreement by and between Andrea Electronics Corporation and Douglas J. Andrea

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREA ELECTRONICS CORPORATION

Dated: September 8, 2014	By:	/s/ Corisa L. Guiffre
Corisa L. Guiffre
Vice President and Chief Financial Officer